GROUND LEASE AGREEMENT

THIS AGREEMENT dated as of the 14th day of April, 2005, by and between Pilgrim Partnership, L.L.C., a Vermont limited liability company (hereinafter "Landlord"), and Green Mountain Coffee Roasters, Inc., a Vermont corporation (hereinafter "Tenant").

WITNESSETH:

1. Demise, Description of Land. Landlord does hereby demise, let, rent and lease unto Tenant, and Tenant hereby leases and rents from Landlord, certain land measuring approximately 6.13 acres in size located in the Village of Waterbury, Vermont, being the land located at and known as Site D on the Plan of Pilgrim Commercial Park Condominiums, dated March 2005, prepared by Charles Grenier Consulting Engineer, P.C. (said site being hereinafter referred to as "Site D," said plan being hereinafter referred to as the "Park Plan" and said land being hereinafter referred to as the "Land"), together with a non-exclusive right to use the roads, parking areas, open spaces and other common areas included within Pilgrim Commercial Park, subject to the limitations on the use thereof (if any) included in the applicable condominium declaration and other governing documents. The foregoing notwithstanding, during the term of this Lease, Tenant shall have the exclusive right to use any common areas included on the Land which have been or shall be designated in the condominium declaration as a "Limited Common Element" or otherwise set aside for the exclusive use of the owner or lessee of Site D. A copy of the Park Plan is attached hereto as "Exhibit A."

2. Term of Lease. Said Land is hereby leased to Tenant, subject to all of the terms and conditions contained herein, for an initial term commencing on January 1, 2005, and ending on December 31, 2024. Said initial term shall be subject to extension pursuant to Section 4. All references herein to the term of this Lease shall include any extension of said term pursuant to Section 4.

3. Rent. (a) Rent Payments. During the initial term of this Lease, for the period from January 1, 2005, through December 31, 2009, Tenant agrees to pay Landlord rent of $78,000 annually, in monthly installments of $6,500 each. Said rent obligation shall commence on January 1, 2005, with the first installment payable as of said date. The rent hereunder shall increase by seven and one-half percent (7.5%) of the annual rent most-recently in effect on each of the following dates: January 1, 2010; January 1, 2015; and January 1, 2020.

(b) Additional Rent. All costs, charges, expenses and adjustments to rent which Tenant assumes, agrees or is obligated to pay Landlord pursuant to this Lease shall be deemed additional rent, and, in the event of the nonpayment thereof, Landlord shall have all the rights and remedies with respect thereto as are herein provided for in case of the nonpayment of rent. In the event that any of the costs, charges and expenses constituting additional rent are deemed to be taxable income to Landlord, Landlord shall be entitled to a corresponding tax deduction for said costs, charges and expenses.

(c) Rent Payments. Tenant covenants to pay monthly installments of rent pursuant to subsection (a) above in advance, on the first day of each month, without any set-off or reduction. Tenant covenants to pay Landlord the rent, additional rent and adjustments of rent as herein provided when due, without notice or demand, at the time and in the manner herein specified and, in default of payment may, at the option of Landlord, be added to the next or any other installment of fixed minimum rent subsequently becoming due.

(d) Late Payment Penalty. Tenant acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be difficult to ascertain. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after such amount shall be due, Tenant shall pay to Landlord a late charge equal to ten percent (10%) of such overdue amount, not to exceed $250. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

4. Option to Extend Term. (a) Extension Term. Tenant shall have an option to extend the term of the Lease for an additional period of twenty (20) years, provided that Tenant is not in default under any material term or condition of this Lease at the time it elects to exercise its option or at the commencement of the extension term of the Lease. Tenant may exercise its option hereunder, by written notice to Landlord given at least six months prior to expiration of the initial term of this Lease. In the event that Tenant elects to extend the term pursuant to the foregoing option, such extension shall be upon the same terms and conditions as set forth herein, except that the rent shall be adjusted in accordance with Section 4(b) below.

(b) Extension Term Rent. In the event that Tenant exercises its option to extend the term of this Lease, the rent for the extension term shall be equal to the greater of (i) the annual rental rate in effect during the last year of the initial term of this Lease plus seven and one-half percent (7.5%) of said annual rental rate, or (ii) the market ground lease rental value of the Land as of the commencement of the rental term (the "Market Rent") as same shall be agreed by the parties or as otherwise established hereunder. During the extended term, the rent shall increase by seven and one-half percent (7.5%) of the annual rent most recently in effect on each of the following dates: January 1, 2030; January 1, 2035; and January 1, 2040. As a condition precedent to Tenant's right to extend the term of this Lease, Tenant shall give Landlord a nonbinding preliminary notice of intent to exercise its option ("Notice of Intent") not less than 24 months prior to the end of the Lease term. If the Landlord and Tenant cannot agree upon the Market Rent within 60 days after the Landlord's receipt of the Notice of Intent, then the Market Rent shall be determined by an independent real estate appraiser or broker mutually acceptable to Landlord and Tenant who shall have at least 10 years professional experience in the appraisal and/or leasing of commercial office buildings in Washington County, Vermont, and who shall be in all respects impartial and disinterested. Tenant shall notify Landlord of the name of the appraiser/broker that Tenant proposes to use for such determination within 75 days after Tenant's delivery of the Notice of Intent. If Landlord objects to such appraiser/broker, Landlord shall propose an alternate appraiser/broker similarly qualified by written notice to Tenant within 15 days after receipt of Tenant's proposal, or Landlord shall be deemed to have accepted the appraiser/broker proposed by Tenant. Tenant shall have 15 days after the receipt of Landlord's proposal of an alternate appraiser/broker to object to such proposed appraiser/broker. If Tenant timely objects to Landlord's proposed appraiser/broker, then the appraiser/broker selected by Landlord and the appraiser/broker selected by Tenant shall jointly name a third appraiser/broker similarly qualified and that third appraiser/broker shall determine the current Market Rent for the Land. Within 15 days after final designation of the appraiser/broker, that appraiser/broker shall render a written opinion on the Market Rent, determined by taking into account all of the terms and conditions of this Lease, other than rental, and assuming a twenty-year term, and shall deliver the same to Landlord and Tenant. The determination of Market Rent shall exclude the value of all leasehold improvements undertaken by Tenant and any buildings, fixtures, equipment or other property of Tenant located on the Land. The parties shall share the cost of the independent appraiser/broker on a 50/50 basis. If, after receiving said determination of Market Rent, Tenant still desires to exercise said option, Tenant shall give Landlord written notice of exercise of its option to extend prior to the later of (a) 30 days after its receipt of the determination of the Market Rent as provided herein or (b) the deadline for extending the term of this Lease set forth in Section 4(a). If Tenant does not give Landlord notice of exercise of said option within said period, Tenant shall be deemed to have decided not to exercise said option.

5. Option to Purchase. (a) At all times during the first five (5) years of the term of this Lease, Tenant shall have the option to purchase (i) the Land, (ii) the land comprising Site C, as identified on the Park Plan ("Site C"), measuring approximately 7.58 acres in size, together with the land comprising Site J as identified on the Park Plan ("Site J"), measuring approximately 1.43 acres in size, each as shown on Exhibit A attached hereto, and (iii) the so-called "Production Building" identified as Building #1 on Site C as also shown on said Exhibit A, in each case at the applicable price set forth below. Tenant may exercise each such option separately, except that Tenant shall only have the right to purchase the land comprising Site C and Site J together and then only if it simultaneously purchases the Production Building located on Site C. Such option may be exercised by written notice from Tenant to Landlord, given no later than the fifth (5th) anniversary of the commencement of the term of this Lease. If such notice has not been given by said fifth anniversary, then the purchase option described herein shall terminate. Landlord agrees that during the term of said option it shall not transfer, convey or lease any rights in the land and buildings covered by said options to any party other than Tenant. The purchase price for each such option (in each case, the "Purchase Price") shall be as set forth below:

Parcel	Purchase Price
The Land (Site D)	$750,000
Site C and Site J (land only)	$950,000
Production Building (Building #1)	$3,800,000

(b) If Tenant exercises any of the foregoing purchase options, Landlord shall convey the subject land or building, as the case may be, to Tenant, or its designee, by warranty deed, conveying fee simple title to such land or building free and clear of all liens and other encumbrances. Any such conveyance of the Land shall include all future development rights associated with the Land under the Declaration of Pilgrim Commercial Park and Mayflower Management, LLC, an affiliate of Landlord agrees to join in any such transfer of development rights for the Land. Closing of the transaction shall occur as soon as reasonably practicable. Rent and other payments due under this Lease or any other applicable lease between Landlord and Tenant shall be prorated to the date of closing. Taxes and Association Dues (each as defined in Section 7 below) shall also be prorated as of the closing. If the Land has not been transferred to Tenant prior to the scheduled expiration of the then-current term of this Lease, said term shall automatically extend at the then-current rent until such transfer has been completed. Tenant shall be responsible for any transfer taxes payable with respect to any conveyance hereunder and Landlord shall be responsible for any capital gains tax, land tax or similar tax which may be payable in connection with such conveyance.

(c) Tenant may assign the foregoing purchase options or any of them to Green Mountain Coffee, Inc. or to any company of which Tenant or Green Mountain Coffee, Inc. owns stock (or other equity interest) representing at least 50% voting control of such company.

(d) Landlord acknowledges that its breach of its obligation to sell any land or improvements with respect to which Tenant validly exercises its purchase option hereunder would cause Tenant irreparable harm. As a result, Landlord agrees that, in addition to all other available remedies, Tenant shall be entitled to compel Landlord's specific performance of its obligations under this Section 5.

6. Use of Land. Tenant shall use and occupy the Land for business activities of Tenant or its assignees or subtenants permitted hereunder. The parties acknowledge that, simultaneously with the execution of this Lease, Landlord is conveying to Tenant all buildings, improvements, fixtures, equipment and personal property located on the Land which are owned by Landlord, including without limitation those buildings, improvements, fixtures, equipment and personal property formerly owned by John Reynolds and/or S.T. Paving, Inc. (the "Existing Improvements"). Landlord acknowledges and agrees that Tenant shall have the right to destroy, remove, salvage or dispose of any and all Existing Improvements. Tenant may place and maintain on and about the Land signs, provided said signs are in compliance with all applicable laws, regulations, ordinances and permits.

7. Taxes, Utility Expenses and Condominium Association Dues. (a) Tenant shall, during the term of this Lease, pay and discharge punctually, as and when the same shall become due and payable, (i) all taxes, special and general assessments (including municipal, regional or state impact fees), water rents, rates and charges and sewer rents (hereinafter referred to as "Taxes"), and each and every installment thereof which shall or may during the term of this Lease become due and payable with respect to the Land or any part thereof, improvements thereon or any equipment owned by Tenant thereon or therein, together with all interest and penalties thereon (all of which shall also be included in the term "Taxes" as heretofore defined), (ii) all other charges for water, steam, heat, gas, hot water, electricity, light and power, and other service or services, furnished to the Land during the term of this Lease (hereinafter referred to as "Utility Expenses"), and (iii) all dues properly levied by the Pilgrim Commercial Park Condominium Association against the Land, once said Association is created ("Association Dues").

(b) All such Taxes and Association Dues which shall become payable during each of the fiscal periods in which the term of this Lease commences and terminates, shall be apportioned pro rata between Landlord and Tenant in accordance with the respective portions of such fiscal period during which such term shall be in effect.

(c) Tenant or its designees shall have the right to contest or review all Taxes by legal proceedings, or in such other manner as it may deem suitable (which, if instituted, Tenant or its designees shall conduct promptly at its own cost and expense, and, if necessary, in the name of and with the cooperation of Landlord and Landlord shall execute all documents necessary to accomplish the foregoing). The legal proceedings referred to herein shall include appropriate proceedings and appeals from orders therein and appeals from any judgments, decrees or orders.

(d) Landlord covenants and agrees that if there shall be any refunds or rebates on account of the Taxes paid by Tenant under the provisions of this Lease, such refund or rebate shall belong to Tenant. Any refunds received by Landlord are to be received by Landlord in trust and paid to Tenant forthwith. Landlord shall, upon the request of Tenant, sign any receipts which may be necessary to secure the payment of any such refund or rebate, and shall pay over to Tenant such refund or rebate as received by Landlord.

  Improvements. (a) The parties acknowledge that Tenant has constructed a building, referred to as Tenant's "Distribution Center," on the Land. Said building includes an overhead passageway above the private road located on the Land that connects with the neighboring Production Building located on Site C. Title to said building and all improvements, fixtures, equipment and personal property associated therewith is now and shall remain with Tenant during the term of this Lease. The rights of the parties with respect to said building, improvements, fixtures, equipment and personal property at the termination of the Lease shall be as provided in subsections (c) and (d) below.

(b) Landlord acknowledges that, as a declarant of Pilgrim Commercial Park Condominiums, Landlord has reserved certain development rights within Pilgrim Commercial Park for future development, including the right to alter any units or buildings included within Pilgrim Commercial Park. Landlord hereby transfers to Tenant, for the term of this Lease, all of its current and future development rights pertaining to Site D. By signing below, Mayflower Management, LLC also transfers to Tenant, for the term of this Lease, all of its current and future development rights pertaining to Site D of Pilgrim Park Condominiums. Mayflower Management, LLC does not assume any other obligation hereunder.

(c) Tenant shall not make any alteration or improvement to or on the Land which is contrary to legal requirements. Tenant shall be responsible for obtaining and complying with all required permits and governmental approvals necessary for any alteration or improvement hereunder. To the extent that Tenant requires any amendment to an existing permit obtained by Landlord, Landlord agrees to provide reasonable cooperation to Tenant (at Tenant's expense) in obtaining such amendment. Tenant covenants and agrees that, unless otherwise agreed in writing, all improvements, alterations, or other work once begun will be paid for by Tenant, free and clear of liens or encumbrances against the Land (except as otherwise provided in Section 22 below), and will be performed in all respects in accordance with law, including applicable building codes. Tenant shall have the right to make any alterations or improvements to or on the Land not specifically prohibited by this Lease. Ownership of any such alterations and improvements shall remain with Tenant for all tax and other purposes during the term of this Lease.

(d) Subject to Section 21 below, Tenant shall have the right to remove from the Land all buildings, fixtures, equipment and improvements which it places upon the Land prior to surrender of the Land. In the event that Tenant elects to remove any such buildings, fixtures, equipment or improvements, it will repair any and all damage to the Land caused by such removal. Unless this Lease terminates by virtue of Tenant's purchase of the Land, any of Tenant's property remaining on the Land following the termination of this Lease shall be deemed to be the property of Landlord, and Tenant agrees to sign any quitclaim deeds or bills of sale as Landlord's legal counsel may consider necessary to evidence such transfer of title, all such deeds and bills of sale to be subject to Tenant's approval as to form and substance.

(e) Landlord agrees to cooperate with Tenant to obtain any permits and approvals required in connection with the construction or removal of any improvements from the Land or any alterations to the Land or improvements thereon, to the extent such improvements or alterations are authorized under the terms of this Lease.

9. Maintenance and Repair. (a) Tenant will, at all times during the term of this Lease, and at its own cost and expense, keep and maintain in good repair all buildings and other improvements at any time erected or placed on the Land, and will use all reasonable precaution to prevent waste, damage or injury. Tenant will be responsible for all snow removal on the Land.

(b) Landlord will be responsible for lawn mowing on the Land and will endeavor to keep the lawn neat and trim.

10. Requirements of Public Authority. During the term of this Lease, Tenant shall, at its own cost and expense promptly observe and comply with all present and future laws, ordinances, orders, rules and regulations of the federal, state and local governments, and of all governmental authorities affecting the Land or any part thereof. Tenant shall also pay all costs, expenses, fines, penalties, claims and demands, including reasonable attorneys' fees and other litigation costs, that may in any manner arise out of or be imposed because of the failure of Tenant to comply with the covenants of this Section 10. Tenant shall have the right to contest by appropriate legal proceedings undertaken in good faith, without cost or expense to Landlord, the validity of any such law, ordinance, order, rule or regulation.

11. Access to Land. Landlord and Landlord's agents and designees shall have the right to enter upon the Land upon reasonable notice to Tenant, to examine same and, during the last six months of the Lease, to exhibit the Land to prospective tenants. Landlord shall be permitted to affix rental signs on the Land during the last six months of the term of this Lease in such place as shall not interfere with the business then being conducted on the Land.

12. Assignment and Subletting. Tenant shall not, without Landlord's prior written consent, which consent shall not be unreasonably withheld, assign, sublease or otherwise transfer its interest in this Lease or the Land. No assignment or other transfer by Tenant of its interest under this Lease shall be effective unless Tenant delivers to Landlord, within ten days after such assignment or transfer, an instrument of assumption by the transferee of all Tenant's obligations hereunder. The foregoing notwithstanding, Tenant shall have the right to assign, sublease or transfer its interest in this Lease and the Land to Green Mountain Coffee, Inc. or to any company of which Tenant, or Green Mountain Coffee, Inc. owns stock (or other equity interest) representing at least 50% voting control of such company or to any party acquiring substantially all of the assets of the Tenant.

13. Indemnification. Tenant shall indemnify, defend and save harmless Landlord and its members, employees, officers and managers ("indemnified parties") from and against any and all liabilities, obligations, claims, damages, penalties, causes of action, and judgments, including reasonable attorneys' fees and litigation costs, arising from injury to person or property in or about the Land during the term of this Lease and not resulting from any gross negligence or intentional misconduct of Landlord or Landlord's agents. The indemnity contained in this Section shall not apply to amounts paid in settlement of any claim or action if such settlement is effected without Tenant's prior written approval. Within 15 days after receipt by an indemnified party of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against Tenant under this Section, notify Tenant of the commencement thereof. Tenant shall have the right to control the defense of any matter for which an indemnified party seeks indemnification hereunder and, after Tenant's notice to any such indemnified party of its election to control the defense of such matter, Tenant shall not be liable for any legal or other expenses subsequently incurred by such party in connection with such matter. The provisions of this Section 13 shall survive the expiration or sooner termination of this Lease. Notwithstanding the foregoing, Tenant shall have no liability to Landlord for hazardous materials (as defined in Section 19 below) existing on the Land prior to the date hereof.

14. Insurance. During the term of this Lease, Tenant shall purchase and maintain commercial general liability insurance covering all of the Tenant's operations and activities on the Land, including, but not limited to contractual liability, the operations of contractors and subcontractors and commercial automobile liability insurance covering the operation of vehicles, each with limits of liability for the first five (5) years of the term of this Lease of not less than $1,000,000 combined single limit per occurrence, for bodily injury and property damage liability, with an umbrella liability policy of not less than $2,000,000 per occurrence and annual aggregate. Tenant will also purchase and maintain demolition and debris removal coverage in the event of catastrophic damage to Tenant's Distribution Center located on the Land. All liability policies required herein shall name Landlord as an additional insured and shall require that said policy shall not be cancelled or the policy limits decreased without thirty (30) days' prior notice to Landlord. The amounts specified hereunder shall be revised every five (5) years to such amounts as Tenant may reasonably consider prudent and customary for like businesses upon the advice of its insurance consultants. All insurance policies required by this Section 14 shall be issued by insurance companies licensed to do business in the State of Vermont. Tenant agrees to deliver certificates of such insurance to Landlord, at the request of Landlord.

15. Destruction. In the event of the destruction by fire or other casualty of all or substantially all of the building and improvements constructed on the Land by Tenant, Tenant shall have the right to terminate this Lease by delivering written notice of such termination within 120 days following the date of such destruction. In the event of such election, Tenant will promptly clear all debris and grade the Land to a clean, level site finished with either clean gravel or seeded and mulched; and this Lease shall automatically terminate upon Tenant's completion of said site work.

16. Eminent Domain and Condemnation. If the whole of the Land and the buildings and other improvements thereon shall be taken or condemned by a competent authority for any public or quasi-public use or purpose, or if such substantial part hereof is taken as shall result in the portion of the Land and buildings and other improvements remaining being unsuitable for Tenant's use as a product distribution center substantially in the manner currently contemplated, this Lease shall terminate as of the date upon which title shall vest in the taking or condemning authority. If only a part of the Land and buildings and other improvements shall be so taken or condemned, and the part not so taken is suitable for continued use as Tenant's product distribution center and is of a size adequate for Tenant's needs, this Lease shall remain in full force and effect. In such case, the rent due hereunder shall abate in accordance with the reduction in value in use of the Land. In the event of any taking or condemnation, in whole or in part, the award or payment in lieu of an award shall be apportioned between Landlord and Tenant as follows: Landlord shall receive the portion of such award or payment assigned to the land and Tenant shall receive the portion of such award or payment assigned to buildings and other improvements, fixtures, equipment and personal property of Tenant.

17. Quiet Enjoyment. Tenant, upon paying the rent and all other sums and charges to be paid by it as herein provided, and observing and keeping all covenants, agreements and conditions of this Lease on its part to be kept, shall quietly have and enjoy the Land during the term of this Lease, without hindrance by Landlord. Landlord represents and warrants to Tenant that it has marketable fee simple title to the Land, free and clear of any easements, restrictions, liens or encumbrances, except as set forth in Exhibit C attached hereto and made a part hereof. The parties further acknowledge that the Land is encumbered by the Declaration of Pilgrim Commercial Park Condominiums, the Condominium Association's by-laws and the other Rules and Regulations of the Condominium Association. Landlord shall not hereafter during the term of this Lease grant, create, suffer or permit the creation of any mortgage, lien or encumbrance on the Land or the Landlord's interest therein. Landlord agrees to have Tenant named as an additional insured under Tenant's title insurance policy covering the land.

18. Hazardous Materials. (a) Tenant represents, warrants and covenants that Tenant will not use hazardous materials (as defined hereinafter) on the Land in a manner which violates in any material respect federal, state or local laws, ordinances, rules, regulations, or orders governing the use, storage, treatment, transportation, manufacture, handling or disposal of hazardous materials. Tenant shall defend, indemnify and hold harmless Landlord from and against any claims, demands, penalties, fines, costs or expense of whatever kind or nature, arising out of, or in any way related to, (i) Tenant's disposal, release, or threatened release of any hazardous materials which are on or affecting the Land or the soil, soil vapor, water, vegetation or buildings located thereon during the term hereof; (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such hazardous materials; (iii) any lawsuit brought or threatened, settlement reached, or government order relating to such hazardous materials; and/or (iv) any violation of laws, orders, regulations, requirements, or demands of governmental authorities, which are based upon or in any way related to the presence or placement of hazardous materials on or in the Land subsequent to the date of this Lease and prior to termination of this Lease, including, without limitation, reasonable attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses, provided that the foregoing indemnification shall not apply to any hazardous materials liability with respect to the disposal, release or presence of hazardous materials at the Land prior to the date hereof.

(b) Landlord shall defend, indemnify and hold harmless Tenant from and against any claims, demands, penalties, fines, costs or expense of whatever kind or nature, arising out of or in any way related to (i) the presence of hazardous materials in the soil, groundwater or soil vapor on or about the Land, (ii) the disposal, use, generation or treatment of hazardous materials on the Land, or (iii) the violation of any environmental law or regulation that, with respect to (i), (ii), or (iii), existed as of the date of this Lease, but excluding any claims, demands, penalties, fines, costs or expenses arising from Tenant's activities on the Land prior to the date hereof.

(c) The indemnity contained in this Section shall not apply to amounts paid in settlement of any claim or action if such settlement is effected without the indemnifying party's prior written approval. Within 15 days after receipt by an indemnified party of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made under this Section, notify the indemnifying party of the commencement thereof. The indemnifying party shall have the right to control the defense of any matter for which an indemnified party seeks indemnification hereunder and, after such indemnifying party's notice to any such indemnified party of its election to control the defense of such matter, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such party in connection with such matter.

(d) For purposes of this Lease, "hazardous materials" includes, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (49 U.S.C. Sections 6901, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 9601, et seq.) and in the regulations adopted pursuant thereto, or any federal, state or local environmental law, ordinance, rule, or regulation.

(e) The provisions of this Section 18 shall survive expiration or sooner termination of this Lease.

19. Default by Tenant. (a) Tenant's failure to pay any installment of rent or any other charges or expenses it is required to pay pursuant to this Lease when the same shall be due and payable, or Tenant's failure to perform any of the other covenants, conditions and agreements herein contained on Tenant's part to be kept or performed and the continuance of such failure to perform such other covenants, conditions or agreements without curing the same or taking reasonable steps to cure the same, for a period of thirty (30) days after receipt by Tenant of notice in writing from Landlord specifying in detail the nature of such failure, shall constitute a default under this Lease ("Tenant's Default"); provided, however, that, in the event of a default that cannot reasonably be cured during said 30-day period, Tenant need only commence the cure of such default within said 30-day period and thereafter diligently pursue the cure of such default through completion of the cure.

(b) Upon the occurrence of a Tenant's Default, Landlord may at any time thereafter, during the continuance of such Tenant's Default, give a written termination notice to Tenant specifying a date on which this Lease shall terminate, and on such date, the term of this Lease shall terminate and all rights of Tenant under this Lease shall cease unless before such date (i) all arrears of rent and all other sums payable by Tenant under this Lease, and all costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by or on behalf of Landlord on account of such Tenant's Default shall have been paid by Tenant, and (ii) all other Tenant's Defaults at the time existing under this Lease shall have been fully cured to the reasonable satisfaction of Landlord. All costs and expenses incurred by or on behalf of Landlord (including, without limitation, reasonable attorneys' fees) occasioned by any Tenant's Default shall constitute additional rent hereunder.

(c) If any Tenant's Default shall have occurred and be continuing and the term of this Lease shall have been terminated pursuant to Section 19(b) above, Landlord may enter upon and repossess the Land or any part thereof by summary proceeding, ejectment or otherwise, and may remove Tenant and all other persons and any and all property therefrom. Landlord shall have no liability for or by reason of such entry, repossession or removal. The foregoing notwithstanding, Landlord will use reasonable efforts to arrange for an orderly repossession of the Land before exercising its rights hereunder.

(d) After the repossession of the Land or any part thereof pursuant to Section 19(c), Landlord shall use reasonable efforts to relet the Land on commercially reasonable terms.

(e) In the event of any termination or repossession under this Section 19, Tenant will pay to Landlord the rent and other sums required to be paid by Tenant up to the time of such termination or repossession, and thereafter Tenant shall be liable to Landlord for, and shall pay to Landlord, as liquidated and agreed current damages on account of such termination or repossession, (i) a sum equal to the rent and all other sums which would be payable under this Lease by Tenant in the absence of such termination or repossession for the remainder of the then-current term, plus (ii) all reasonable expenses of Landlord in connection with such termination or repossession (including, without limitation, reasonable legal expenses and attorneys' fees); provided, however, that any amounts received by Landlord through the re-letting of the Land, any buildings or improvements thereon, or any portion thereof shall be offset against amounts due hereunder. Landlord shall report to Tenant monthly (or at such other times as the parties may agree) all rents received by virtue of any such re-letting. Tenant will pay such damages monthly on the days on which the rent would have been payable under this Lease in the absence of such termination or repossession.

(f) If Tenant shall fail to make any payment or perform any act required to be made or performed by it hereunder, Landlord upon ten days' notice to Tenant may (but shall be under no obligation to) at any time thereafter make payment or perform such act for the account and at the expense of Tenant, and may enter upon the Land or any part thereof at reasonable times for such purpose and take all such action thereon as, in the opinion of Landlord, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Tenant. All payments so made by Landlord and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection therewith or in connection with the performance by Landlord of any such act shall, upon demand, be reimbursed to Landlord by Tenant as additional rent hereunder.

(g) Each right, power and remedy of Landlord provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord or any one or more of the rights, powers or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all such other rights, powers or remedies.

20. Waivers. Failure of Landlord to complain of any act or omission on the part of Tenant shall not be deemed to be a waiver by Landlord of any of its rights hereunder.

  Surrender. Tenant, on the expiration or sooner termination of this Lease (other than by virtue of Tenant's purchase of the Land), shall quit and surrender the Land and, subject to Section 8(d) above, leave the building and other improvements then thereon in good condition and repair, ordinary wear and tear and damage by fire or casualty excepted. If Tenant remains in possession of the Land or any part thereof after the expiration of the term of this Lease, such tenancy shall be on a month-to-month basis at a monthly rent equal to 125% of the monthly rent payment for the last full month of the term of this Lease, plus all other charges and additional rent payable hereunder.

22. Tenant's Grant of Security Interests. Notwithstanding anything to the contrary contained in this Lease, Tenant may, upon prior written notice to Landlord, enter into an assignment or leasehold mortgage to assign its interest in this Lease to an institutional lender or lenders as partial security for a loan or loans. Said assignment or leasehold mortgage shall include a right of reassignment, subject to Landlord's consent, which consent shall not be unreasonably withheld or delayed. Upon request from Tenant, Landlord shall execute documents evidencing its approval of such assignment or leasehold mortgage consistent with this provision, which shall be in the form reasonably satisfactory to Tenant and Landlord. Moreover, Tenant shall have the right to grant and allow mortgages, liens and security interests in all buildings, improvements, fixtures, equipment and personal property located on the Land, and each such security interest shall be a valid and enforceable lien against the subject collateral. Unless this Lease terminates by virture of Tenant's purchase of the Land, Tenant shall ensure that all such security interests are released on or before the termination of this Lease.

23. Interpretation. This Lease and the performance hereof shall be governed by and construed in accordance with the laws of the State of Vermont, without reference to any conflict of laws principles.

24. Memorandum of Lease. At the time of execution of this Lease, the parties shall also execute a Memorandum of Lease, in the form of the Memorandum of Lease attached hereto as Exhibit B. Each party shall have the right to record said Memorandum of Lease with the public land records and the party choosing to record said Memorandum shall bear all filing fees associated therewith.

  Parties. The terms and conditions of this Lease shall be binding upon and inure to the benefit of the parties hereto, and their permitted successors and assigns.

26. Force Majeure. In the event that Landlord or Tenant shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws, regulations, orders or decrees, riots, insurrection, war, acts of God, inclement weather, or other reason beyond such party's reasonable control, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay; provided that nothing contained in this Section 26 shall excuse, delay or otherwise apply to the Tenant's obligation to pay rent or any other monetary obligation hereunder.

27. Notices. All notices to the parties shall be effective only if in writing and delivered in person or mailed by first class mail, postage prepaid, registered or certified, to the addresses set forth below:

Tenant: Pilgrim Partnership, L.L.C.
P.O. Box 447
Waterbury, VT 05676
Attn: Stephen Van Esen

Landlord: Green Mountain Coffee Roasters, Inc.
33 Coffee Lane
Waterbury, VT 05676-1529
Attn: Chief Financial Officer

Either party may change its address for notice by written notice to the other party given in the foregoing manner.

28. Condominium Association. The parties agree that this Lease will be subject to the Declaration of Pilgrim Commercial Park Condominiums, the Condominium Association's bylaws and any other Rules and Regulations of the Condominium Association, and Tenant agrees that it will comply with the terms and conditions of the Declaration, the Condominium Association's bylaws and said Rules and Regulations. During the term of this Lease, Tenant shall have the right to exercise all Condominium Association voting rights allocated to Unit 3 of Pilgrim Commercial Park Condominiums and Landlord shall take all actions as may be required under the Condominium association bylaws to assign said voting rights to Tenant during the term of this Agreement. Landlord agrees that it is the intention of the parties that, during the term of this Lease, Tenant shall have the right to have one designee serve on the Condominium Association's board of directors. Landlord agrees that, as long as it owns a controlling interest in votes of the Condominium Association it will exercise its rights to ensure that Tenant's designee is appointed or elected to serve on said board of directors.

29. Miscellaneous. Any extension (other than an automatic extension under Section 5(b) above), alteration, amendment or modification to this Lease, and any cancellation, surrender or termination of this Lease, to be effective, must be in writing and signed by all parties having an interest in this Lease; provided that any extension pursuant to Tenant's exercise of its option described in Section 4 above need only be in accordance with the requirements of said Section 4. Landlord and Tenant are independent contractors with respect to this Lease, and nothing contained in this Lease is intended to create any partnership, joint venture or other entity or association between the parties.

30. Dispute Resolution. Any and all disputes or controversies between the parties arising out of or relating to this Lease which cannot be resolved on an amicable basis shall be finally settled by binding arbitration. Such arbitration shall be in accordance with the Commercial Arbitration Rules of the American Arbitration Association before a single arbitrator selected as provided in said Rules. To the extent permitted by said rules, the arbitrator shall have liberal discretion to order specific performance of a party's obligations under this Agreement, so long as such specific performance would not impose undue economic hardship on the breaching party. Unless otherwise agreed by the parties, all arbitration proceedings shall be held in Waterbury, Vermont. Any decision rendered in such an arbitration proceeding shall be final and binding on the parties and shall be enforceable in any court having jurisdiction over the parties.

ACKNOWLEDGMENT OF ARBITRATION

The parties understand that this Agreement contains an agreement to arbitrate. After signing this Agreement, the parties understand that they will not be able to bring a lawsuit concerning any disputes that may arise which is covered by such an agreement to arbitrate, unless it involves a question of constitutional or civil rights. Instead, the parties agree by this Agreement to submit any covered dispute to an impartial arbitrator or arbitrators.

IN WITNESS WHEREOF, the parties have each caused this Lease to be signed by their duly authorized representatives.

IN PRESENCE OF:                                        PILGRIM PARTERSHIP, L.L.C.

/s/ Maureen Martin                                           By: /s/ Edward Steele
Witness

                                                                        GREEN MOUNTAIN COFFEE ROASTERS, INC.

/s/ John Holtman                                               By: /s/ Frances Rathke
Witness

STATE OF VERMONT
WASHINGTON COUNTY, SS.

At Waterbury, in said County, on this 15th day of April, 2005, Edward Steele, member of PILGRIM PARTERSHIP, L.L.C., personally appeared and he/she acknowledged this instrument, by him/her sealed and subscribed, to be his/her free act and deed and the free act and deed of PILGRIM PARTERSHIP, L.L.C.

                                                                                                                Before me, /s/ Beverly Young_

                                                                                                                                    Notary Public

My Commission Expires: 2/10/07

STATE OF VERMONT
WASHINGTON COUNTY, SS.

At Waterbury, in said County, on this 14th day of April, 2005, Frances Rathke, CFO of GREEN MOUNTAIN COFFEE ROASTERS, INC., personally appeared and he/she acknowledged this instrument, by him/her sealed and subscribed, to be his/her free act and deed and the free act and deed of GREEN MOUNTAIN COFFEE ROASTERS, INC.

                                                                                                            Before me, /s/ Chris Gannon

                                                                                                            Notary Public

My Commission Expires: 2/10/07

Mayflower Management, LLC hereby accepts and agrees with Sections 5(b) and 8(b) of this Lease and accepts no other obligation under this Lease.

IN THE PRESENCE OF:                                         MAYFLOWER MANAGEMENT, LLC

/s/ Maureen Martin                                                    By: /s/ Edward Steele
Witness

STATE OF VERMONT
WASHINGTON COUNTY, SS.

At Waterbury, in said County, on this 15th day of April, 2005, Edward Steele, member of MAYFLOWER MANAGEMENT, L.L.C., personally appeared and he/she acknowledged this instrument, by him/her sealed and subscribed, to be his/her free act and deed and the free act and deed of MAYFLOWER MANAGEMENT, L.L.C.

                                                                                    Before me, /s/ Beverly Young

                                                                                    Notary Public

My Commission Expires: 2/10/07

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